VACATION BENEFIT AGREEMENT AND RELEASE

This Vacation Benefit Agreement and Release (“Agreement and Release”) dated as of March 3, 2006 confirms the mutual understanding and agreement between American Access Technologies, Inc. and John Presley (the “employee”) regarding employee’s rights and benefits incident to his past, present and future vacation benefits from American Access Technologies, Inc., its predecessor companies, affiliates, subsidiaries and business units, past and present, including Omega Metals, Inc. (the “Company”). By signing this Vacation Benefit Agreement and Release, employee hereby acknowledges that the payment set forth in Section 1 herein is in full satisfaction of all rights to vacation related benefits for which he may have been eligible or may be eligible under any agreement or promise, plan or program, whether written or oral, express or implied, or any Company sponsored vacation plan, benefit or program, including the Company’s vacation benefit policy included in its Employee Handbook) for all periods prior to January 1, 2006 and the limitation on accrual of vacation benefits set forth in Section 2 shall be effective for all periods beginning January 1, 2006.

1. Payment for accrued vacation benefits. All unused vacation benefits accrued for employment prior to January 1, 2006 shall be paid by issuing to employee shares of Company common stock with a value of $15,000 based upon the average closing bid price as reported by The NASDAQ Stock Market for three (3) trading days prior the date hereof, such shares to be issued as soon as practicable after the date hereof. Such shares shall be issued pursuant to the Company’s 2004 Employee Stock Incentive Plan, which shares have been registered for issuance under the Securities Act of 1933 on Form S-8. Employee acknowledges that such shares may be sold only pursuant to Rule 144 as long as he is an officer or director of the Company notwithstanding such registration.

2. Limitation on accrual of vacation benefits. Accrual of vacation benefits for employment for all periods beginning January 1, 2006 shall be capped to encourage employee to take his vacation each year. Once employee has accrued a total of three weeks of vacation time, no additional vacation time will be earned or accrued and this provision shall supersede any contrary provision in any plan, program or policy adopted by the Company prior to or after the date hereof.

3. Release. In consideration of the payment set forth in Section 1 above, employee does hereby waive and hereby release, knowingly and willingly, American Access Technologies, Inc., its future parent corporations, its predecessor companies, its past, present and future divisions, subsidiaries, affiliates and related companies and their successors and assigns and all past, present and future directors, officers, employees and agents of these entities, personally and as directors, officers, employees and agents from any and all claims for vacation benefits of any nature whatsoever employee has or may have arising out of his employment with the Company prior to January 1, 2006.

4. Modification of Agreement. This Agreement and Release may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement and Release shall be binding unless it is in writing and signed by all parties.

5. Entire Agreement. This Agreement and Release constitutes the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and Release and supersedes all prior and contemporaneous understandings or agreements of the parties. This Agreement and Release may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No party has been induced to enter into this Agreement and Release by, nor is any party relying on, any representation, understanding, agreement, promise or commitment outside those expressly set forth in this Agreement and Release.

AGREED TO AND ACCEPTED as of the date first above written.

AMERICAN ACCESS TECHNOLOGIES, INC.

By: /s/ John Presley

Name: John Presley

Title: President

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                                John Presley